Exhibit 5.1

August 24, 2011

Board of Directors

Aristocrat Group Corp.

3 Allington Court

Medford, NJ  08055

Re:        Registration Statement on Form S-1 of Aristocrat Group Corp.

Dear Directors:

You have requested our opinion in connection with the registration by Aristocrat Group Corp., a Florida corporation (the “Company”), with the United States Securities and Exchange Commission of 39,000 units of the Company (the “Units”), with each Unit consisting of one share of common stock of the Company, par value $0.0001 per share, (the “Common Stock”) and two warrants of the Company, each a warrant to purchase one share of  Common Stock (the “Warrant”), pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), on or about the date hereof (the “Registration Statement”).

We have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the Registration Statement; the Articles of Incorporation and any amendments thereto; the Bylaws and any amendments thereto; the Company’s resolutions of the Board of Directors authorizing the issuance of shares and the registration described above; and such other corporate documents and matters as we have deemed necessary to render our opinion.  In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, photostatic, or conformed copies and the authenticity of the originals of all such latter documents.  In addition, we have relied upon certificates and advice from various state authorities and public officials, and we have assumed the accuracy of the factual matters contained therein.

The opinions set forth herein are limited to matters governed by the laws of the States of Florida, including applicable statutory provisions, applicable provisions of the Florida constitution, and reported judicial decisions interpreting those laws. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Based upon and subject to the foregoing, it is our opinion that

(1)

Units:  When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, the 39,000 Units, which have been duly authorized, when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid, and non-assessable;

(2)

Common Stock:  When the Registration Statement becomes effective under the Act, and when the offering is completed as contemplated by the Registration Statement, the 3,900,000 shares, which have been duly authorized, when distributed and sold in the manner referred to in the Registration Statement, will be legally issued, fully paid, and non-assessable; and

(3)

Warrants.  When the Registration Statement becomes effective under the Act, when the terms of the warrant purchase agreement under which the Warrants are to be issued (the “Warrant Agreement”) are duly established and the Warrant Agreement is duly executed and delivered, when the terms of the Warrants underlying the Units and of their issuance and sale are duly established in conformity with the Warrant Agreement and when such Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued, delivered and paid for as part of the Units, as contemplated by the Registration Statement, such Warrants will be duly issued, fully paid and non-assessable and will be legally binding obligations of the Company in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the Federal and State securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (collectively, the “Exceptions”), and the Warrant Shares underlying such Warrants, when duly issued, delivered, sold and paid for upon exercise of such Warrants, as contemplated by the Warrant Agreement, such Warrants, and the Registration Statement, will be validly issued, fully paid and non-assessable..

We hereby consent to the discussion in the Registration Statement of this opinion, to the filing of this opinion as an exhibit to the Registration Statement, to the references to our firm under the caption “Interest of Named Experts and Counsel,” and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof.

Sincerely,

HARRISON LAW, P.A.

/s/ Diane J. Harrison

Diane J. Harrison